UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2015
___________

MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                             Submission of Matters to a Vote of Security Holders.

Middleburg Financial Corporation (the “Company”) held its Annual Meeting of Shareholders on May 6, 2015 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected twelve directors to serve for one-year terms and ratified the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  The voting results for each proposal are as follows:

1.	To elect 12 directors to serve for terms of one year each expiring at the 2016 Annual Meeting of Shareholders:

	For	Withhold	Broker Non-Vote
Howard M. Armfield	5,151,187	100,567	1,218,724

Henry F. Atherton, III	5,163,019	88,735	1,218,724
Joseph L. Boling	4,576,520	675,234	1,218,724
Childs F. Burden	5,161,825	89,929	1,218,724
Alexander G. Green, III	4,599,170	652,584	1,218,724
Gary D. LeClair	4,531,083	720,671	1,218,724
John C. Lee, IV	5,162,425	89,329	1,218,724
Mary Leigh McDaniel	5,170,665	81,089	1,218,724
Keith W. Meurlin	5,165,046	86,708	1,218,724
Janet A. Neuharth	5,166,759	84,995	1,218,724
John M. Rust	5,162,425	89,329	1,218,724
Gary R. Shook	4,580,195	671,559	1,218,724

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2015:

For	Against	Abstain
6,435,849	30,934	3,695

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: May 11, 2015	By:	/s/ Gary R. Shook
Gary R. Shook
President